Registration No. 33-57268



                                      SECURITIES AND EXCHANGE COMMISSION
                                            WASHINGTON, D.C. 20549
                                          __________________________

                                                AMENDMENT NO. 1
                                                      to
                                                   FORM S-3

                                            REGISTRATION STATEMENT
                                                     UNDER
                                          THE SECURITIES ACT OF 1933
                                         ____________________________

                                           TREDEGAR INDUSTRIES, INC.
                              (Exact name of issuer as specified in its charter)

                 VIRGINIA                                    54-1497771
       (State or other jurisdiction of                    (I.R.S. Employer
        incorporation or organization)                     Identification No.)

                                             1100 Boulders Parkway
                                           Richmond, Virginia 23225
                                   (Address of principal executive offices)
                                          __________________________


                                           DIVIDEND REINVESTMENT AND
                                              STOCK PURCHASE PLAN
                                           (Full title of the plan)
                                          __________________________

                                               Steven M. Johnson
                                         Vice President and Secretary
                                           Tredegar Industries, Inc.
                                             1100 Boulders Parkway
                                           Richmond, Virginia  23225
                                                (804) 330-1000
                      (Name, address, including zip code, and telephone number,
                                 including area code, of agent for service)

                                                With copies to:

C. Porter Vaughan, III, Esq.                          Nancy M. Taylor, Esq.
     Hunton & Williams                              Tredegar Industries, Inc.
Riverfront Plaza, East Tower                          1100 Boulders Parkway
    951 East Byrd Street                             Richmond, Virginia 23225
Richmond, Virginia 23219-4074                               804-330-1000
       804-788-8200

     The Registration Statement No. 33-57268, filed with the Securities and Exchange Commission on January 22, 1993, is hereby amended to adjust the number of shares of Tredegar Industries, Inc. common stock (the "Common Stock") for the three for two stock split payable as of January 1, 1996 to shareholders of record at the close of business on December 8, 1995 (the "Stock Split"). As a result of the Stock Split, the Registration Statement covers 750,000 shares of Common Stock, 714,606 shares of which remain available for issuance or purchase under the Dividend Reinvestment and Stock Purchase Plan.

                                SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, Tredegar Industries, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Chesterfield, Commonwealth of Virginia, on this 28th day of December, 1995.

                                              TREDEGAR INDUSTRIES, INC.

                                              By *    John D. Gottwald
                                                 John D. Gottwald, President

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 28th day of December, 1995.

Signature                                   Title

   *   John D. Gottwald
    (John D. Gottwald)                       President and Director
                                             (Principal Executive Officer)

   *   N. A. Scher
    (Norman A. Scher)                        Executive Vice President,
                                             Treasurer and Director
                                             (Principal Financial Officer)

   *   D. Andrew Edwards
    (D. Andrew Edwards)                      Corporate Controller
                                             (Principal Accounting Officer)

   *   R. W. Goodrum
    (Richard W. Goodrum)                     Executive Vice President and
                                             Director
                                             (Principal Operating Officer)

   *   Bruce C. Gottwald
    (Bruce C. Gottwald)                      Director

   *   Floyd D. Gottwald, Jr.
    (Floyd D. Gottwald, Jr.)                 Director

   *  Andre B. Lacy
    (Andre B. Lacy)                          Director

   *  James F. Miller
    (James F. Miller)                        Director

   *   Emmett J. Rice
    (Emmett J. Rice)                         Director

   *   W. Thomas Rice
    (W. Thomas Rice)                         Director

*By /s/ Steven M. Johnson
      Steven M. Johnson, individually and as attorney-in-fact for each of the persons indicated.